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                                                                 Exhibit 10-E(3)



                                 THIRD AMENDMENT
                                       TO
                              THE DANA CORPORATION
                             1997 STOCK OPTION PLAN
                             ----------------------


            Pursuant to resolutions of the Board of Directors adopted on July 21, 1997, the Dana Corporation 1997 Stock Option Plan (the "Plan") is hereby amended, effective as of December 8, 1997, as set forth below.

            1. Section 2 of the Plan is hereby amended by adding the following definition:

            "Change in Control of the Corporation" shall mean the occurrence of the event set forth in any one of the following paragraphs:

            (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (c) below; or

            (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 8, 1997, constitute the Board of Directors of the Corporation ("Board") and any new director whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 8, 1997 or whose appointment, election or nomination for election was previously so approved or recommended. For purposes of the preceding sentence, any director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Corporation, shall not be counted; or

            (c) there is consummated a merger of the Corporation or any direct or indirect Subsidiary of the Corporation with any other corporation, or a statutory share exchange of the Corporation's voting securities, other than (1) a merger or statutory share exchange which would result in the voting securities of the Corporation outstanding immediately prior to such merger continuing to represent (either by


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                  remaining outstanding or by being converted into voting
                  securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
                  (2) a merger or statutory share exchange effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of the combined voting power of the Corporation's then outstanding securities; or

            (d) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

            For purposes of this "Change in Control of the Corporation" definition, the following terms shall have the following meanings:

            "Affiliate" shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For the purpose of this definition, the terms "control", "controls" and "controlled" mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

            "Beneficial Owner" or "Beneficially Owned" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

            "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter

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            temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

            "Subsidiary" shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Corporation."

      2. Delete the second paragraph of Section 8(a) and replace it in its entirety with the following language:

            "provided, however, that anything elsewhere in the Plan to the contrary notwithstanding, upon a Change in Control of the Corporation, all outstanding unexercised options granted under the Plan, whether or not then exercisable, shall become fully exercisable, and shall remain fully exercisable for their term."

            IN WITNESS WHEREOF, the undersigned has hereby executed this Third Amendment on behalf of the Corporation this 26th day of March, 1998.



                                                   DANA CORPORATION


                                                   /s/  Martin J. Strobel
                                                   ----------------------

ATTEST:


/s/ Mark A. Smith
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